                                                                   EXHIBIT 99(a)

                                                                         94-05




                               ADOPTION AGREEMENT
                             DREYFUS NONSTANDARDIZED
                     PROTOTYPE PROFIT SHARING PLAN AND TRUST

                                PLAN NUMBER 01002
                           IRS SERIAL NUMBER D362552A

The Employer named in Section I.A. below hereby establishes or restates a Profit Sharing Plan ("Plan") and Trust, consisting of such sums as shall be paid to the Trustee(s) under the Plan, the investments thereof and earnings thereon. The terms of the Plan and Trust are set forth in this Adoption Agreement and the applicable provisions of the Dreyfus Prototype Defined Contribution Plan, Basic Plan Document No. 01, and the Dreyfus Trust Agreement, both as amended from time to time, which are hereby adopted and incorporated herein by reference.


I.       BASIC PROVISIONS

         A.       Employer's Name:          KUHLMAN ELECTRIC CORPORATION

                  Address:                  101 KUHLMAN BOULEVARD
                                                     VERSAILLES, KY  40383

         B.       Employer is a (X) corporation; ( ) S Corporation;
                  ( ) partnership; ( ) sole proprietor; ( ) other: [....]

         C.       Employer's Tax ID Number: 38-0736390

         D.       Employer's fiscal year: JANUARY 1 - DECEMBER 31

         E.       Plan Name:        VERSAILLES UNION 401(K) PLAN

         F.       If this is a new Plan, the Effective Date of the Plan is:

                  If this is an amendment and restatement of an existing Plan, enter the original Effective Date JANUARY 1, 1998. THIS PLAN WAS SPUN-OFF

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                                                                         94-05

                FROM THE KUHLMAN ELECTRIC SAVINGS MAXIMIZER PLAN 94-05 AS OF ITS EFFECTIVE DATE. The effective date of this amended Plan is
                [....].


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                                                                         94-05



         G.       The Trustee shall be:

                  (X) The Dreyfus Trust Company

                  ( ) Other:        (Name)           [....]
                                    (Address)        [....]
                                    (Address)        [....]
                                    (Phone #)        [....]

         H.       The first Plan Year shall be [....] through [....].
                  Thereafter, the Plan Year shall mean the 12-consecutive-month period commencing on JANUARY 1 and ending on DECEMBER 31.

         I.       Service with the following predecessor employer(s): N/A

                  shall be credited for purposes of: [ ] eligibility;
                  [ ] vesting.

                  Note: Such Service must be credited if the adopting Employer maintains the plan of the predecessor employer.

         J. The following employer(s) aggregated with the Employer under Sections 414(b), (c), (m) or (o) of the Internal Revenue Code ("Code") shall be Participating Employers in the Plan:

         K. Are all employers aggregated with the Employer under Sections 414(b), (c), (m) or (o) of the Code participating in this Plan?

                                    ( ) Yes      (X) No


II.      HOURS OF SERVICE

         A. For Eligibility Purposes.

         Hours of Service under the Plan will be determined for all Employees on the basis of the method selected below:

         (X) On the basis of actual hours for which an Employee is paid or entitled to payment.




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         ( ) On the basis of days worked. An Employee will be credited with ten
             (10) Hours of Service for any day such Employee would be credited with at least one (1) Hour of Service during the day under the Plan.

         ( ) On the basis of weeks worked. An Employee will be credited with forty-five (45) Hours of Service for any week such Employee would be credited with at least one (1) Hour of Service during the week under the Plan.

         ( ) On the basis of semi-monthly payroll periods. An Employee will be credited with ninety-five (95) Hours of Service for any semi-monthly payroll period such Employee would be credited with at least one (1) Hour of Service under the Plan.

         ( ) On the basis of months worked. An Employee will be credited with one hundred ninety (190) Hours of Service for any month such Employee would be credited with at least one (1) Hour of Service under the Plan.

         ( ) On the basis of elapsed time.

         B. For Vesting Purposes.

         Hours of Service under the Plan will be determined for all Employees on the basis of the method selected below:

         (X) On the basis of actual hours for which an Employee is paid or entitled to payment.

         ( ) On the basis of days worked. An Employee will be credited with ten (10) Hours of Service for any day such Employee would be credited with at least one (1) Hour of Service during the day under the Plan.

         ( ) On the basis of weeks worked. An Employee will be credited with forty-five (45) Hours of Service for any week such Employee would be credited with at least one (1) Hour of Service during the week under the Plan.

         ( ) On the basis of semi-monthly payroll periods. An Employee will be credited with ninety-five (95) Hours of Service for any semi-monthly




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                                                                          94-05



             payroll period such Employee would be credited with at least one
             (1) Hour of Service under the Plan.

         ( ) On the basis of months worked. An Employee will be credited with one hundred ninety (190) Hours of Service for any month such Employee would be credited with at least one (1) Hour of Service under the Plan.

         ( ) On the basis of elapsed time.


III.     ELIGIBLE EMPLOYEES

         All Employees shall be Eligible Employees, except:

         (X) Employees included in a unit of Employees covered by a collective bargaining agreement between the Employer and employee representatives, if retirement benefits were the subject of good faith bargaining. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

         (X) Employees who are nonresident aliens and who receive no earned income from the Employer which constitutes income from sources within the United States.

         (X) Employees included in the following classification(s): A. ALL NON-UNION EMPLOYEES; AND B. ALL UNION EMPLOYEES EXCEPT THOSE EMPLOYED AT THE VERSAILLES PLANT OF KUHLMAN ELECTRIC CORPORATION.

         (X) Employees of the following employers aggregated with the Employer under Sections 414(b), (c), (m) or (o) of the Code:

             KUHLMAN CORPORATION, EMTEC PRODUCTS CORPORATION, COLEMAN CABLE SYSTEMS, INC. AND ITS SUBSIDIARIES, SCHWITZER U.S., INC. AND ITS SUBSIDIARIES, TRANSPRO GROUP, INC. AND ANY OTHER ENTITY ACQUIRED BY KUHLMAN CORPORATION OR ONE OF ITS SUBSIDIARIES ON OR AFTER THE EFFECTIVE DATE UNLESS THIS PLAN IS SPECIFICALLY EXTENDED TO THE EMPLOYEES OF THE ENTITY.



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         (X) Individuals required to be considered Employees under Section
             414(n) of the Code.

         ( ) Employees who, subject to determination by the Committee that such election will not affect the plan's qualification, make a one-time irrevocable election not to participate in the Plan for purposes of the following:

             [ ] Employer Discretionary Contributions.

             [ ] Elective Deferrals/Thrift Contributions/Combined Contributions.

         Note: The term Employee includes all employees of the Employer and any employer required to be aggregated with the Employer under Sections 414(b), (c), (m) or (o) of the Code, and individuals considered employees of any such employer under Section 414(n) or (o) of the Code.


IV.      AGE AND SERVICE REQUIREMENTS

         Each Eligible Employee shall become a Participant on the Entry Date coincident with or following completion of the following requirements:

         Age:     (X)      No age requirement.

                  ( )      The attainment of age [....] (not to exceed age 21).

         Service: ( )      No service requirement.

                  (X) For Employer Discretionary Contributions only -- The completion of 30 DAYS OF SERVICE (not to exceed 1 unless 100% immediate vesting is elected, in which case, may not exceed 2) Eligibility Years of Service. If the Eligibility Years of Service is or includes a fractional year, an Employee shall not be required to complete any specific number of Hours of Service to receive credit for such fractional year.

                  If more than 1 Eligibility Year of Service is required, Participants must be 100% immediately vested.




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                                                                        94-05





                  (X)      For all other contributions -- The
                           completion of 30 DAYS OF SERVICE (not to exceed 1) Eligibility Year of Service.

                                       AND

         Effective
         Date:    ( )      Each Eligible Employee who is employed on
                           the Effective Date shall become a Participant on the Effective Date. Each Eligible Employee employed after the Effective Date shall become a Participant on the Entry Date coincident with or following completion of the age and service requirements specified above.

                  (X) Each Eligible Employee who is employed on the effective date of this amended plan shall become a Participant as of such date. Each Eligible Employee employed after the effective date shall become a Participant on the entry date coincident with or following completion of the age and service requirements specified above.


V.       ELIGIBILITY YEARS OF SERVICE

         A. For Employer Discretionary Contributions, in order to be credited with an Eligibility Year of Service, an Employee shall complete [....] (not to exceed 1,000) Hours of Service.

                  Note: Not applicable if elapsed time method of crediting service for eligibility purposes is elected.

         B.       For all other contributions, in order to be credited with an
                  Eligibility Year of Service, an Employee shall complete [....]
                  (not to exceed 1,000) Hours of Service.

                  Note: Not applicable if elapsed time method of crediting service for eligibility purposes is elected.

                  Note: In the case of an Employee in the Maritime Industry, for purposes of Eligibility Years of Service, refer to Section
                  1.24 of the Plan.



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                                                                        94-05


VI.      ENTRY DATE

         The Entry Date shall mean:

         ( ) For the first Plan Year only, the initial Entry Date shall be ------------------;

         thereafter:

         ( ) Annual Entry. The first day of the Plan Year. [Note: If Annual Entry is selected, the age and service requirements cannot exceed 20 1/2 and 1/2 Eligibility Year of Service.]

         ( ) Dual Entry. The first day of the Plan Year and the first day of the seventh month of the Plan Year.

         ( ) Quarterly Entry. The first day of the Plan Year and the first day of the fourth, seventh and tenth months of the Plan Year.

         (X) Monthly Entry. The first day of the Plan Year and the first day of each following month of the Plan Year.

         ( )      Other:_________________________________________________ (Note:
                  Eligible Employees must commence participation no later than the earlier of: a) the beginning of the Plan Year after meeting the age and service requirements, or b) 6 months after the date the Employee meets the age and service requirements).


VII.     COMPENSATION

         A.       Except for purposes of "annual additions" testing under
                  Section 415 of the Code, Compensation shall mean all of each
                  Participant's:

         (X) Information required to be reported under Sections 6041, 6051, and 6052 of the Code. (Wages, tips and other compensation box on Form W-2). Compensation is defined as wages as defined in
                  Section 3401(a) and all other payments of compensation to the Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is


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                                                                        94-05



                  required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code. Compensation must be determined without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code). This definition of Compensation shall exclude amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are deductible by the Employee under Section 217 of the Code.

         ( ) Section 3401(a) wages. Compensation is defined as wages within the meaning of Section 3401(a) of the Code for purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code).

         ( ) Section 415 safe-harbor compensation. Compensation is defined as wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Section 1.62-2(c)), and excluding the following:

                  (a) Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan described in Section 408(k), or any distributions from a plan of deferred compensation regardless of whether such amounts are includible in the gross income of the Employee;

                  (b) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either




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                                                                        94-05



                           becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                  (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                  (d) Other amounts which receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee), or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the Employee).

         which is actually paid to the Participant during the following applicable period:

                  ( ) the portion of the Plan Year in which the Employee is a Participant in the Plan.

                  (X)      the Plan Year.

                  ( )      the calendar year ending with or within the Plan
                           Year.

         ( ) Compensation shall be reduced by all of the following items (even if includible in gross income): reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits.

         Compensation (X) shall; ( ) shall not include Employer contributions made pursuant to a salary reduction agreement with an Employee which are not includible in the gross income of the Employee by reason of Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code.

         If the Employer's contributions to the Plan are not allocated on an integrated basis, the following may be excluded from the definition of Compensation selected above for any year in which the Plan is not Top
         Heavy:

                  ( )      bonuses




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                                                                        94-05





                  ( )      overtime

                  ( )      commissions

                  ( )      amounts in excess of $ [....]

                  (X)      SEVERANCE PAY

         For any Self-Employed Individual covered under the Plan, Compensation means Earned Income.

         B. For purposes of "annual additions" testing under Section 415 of the Code, Compensation for any Limitation Year shall mean all of each Participant's:

         (X) Information required to be reported under Sections 6041, 6051 and 6052 of the Code. (Wages, tips and other compensation box on Form W-2) Compensation is defined as wages as defined in
                  Section 3401(a) and all other payments of compensation to the Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d) and 6051(a)(3) of the Code. Compensation must be determined without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code). This definition of Compensation shall exclude amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are deductible by the Employee under Section 217 of the Code.

         ( ) Section 3401(a) wages. Compensation is defined as wages within the meaning of Section 3401(a) of the Code for purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code).

         ( ) Section 415 safe-harbor compensation. Compensation is defined as wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for



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                                                                        94-05



                  personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Section 1.62-2(c)), and excluding the following:

                  (a) Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan described in Section 408(k), or any distributions from a plan of deferred compensation regardless of whether such amounts are includible in the gross income of the Employee;

                  (b) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                  (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                  (d) Other amounts which receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee), or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the Employee).

         which is actually paid or includible in gross income during such Limitation Year.

         For any Self-Employed Individual covered under the Plan, Compensation means Earned Income.


VIII.    LIMITATION YEAR



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         Limitation Year shall mean the twelve (12) consecutive-month period:

         (X) Identical to the Plan Year.

         ( ) Identical to the Employer's fiscal year ending with or within the Plan Year of reference.

         ( ) As fixed by a resolution of the Board of Directors of the Employer, or the Employer if no Board of Directors exists.


IX.      NORMAL RETIREMENT AGE

         Normal Retirement Age shall mean:

         (X) Age 65 (not to exceed 65).

         ( ) Age [....] (not to exceed 65), or the [....] (not to exceed the
             5th) anniversary of the date the Participant commenced participation in the Plan, if later.


X.       EARLY RETIREMENT AGE

         Early Retirement Age shall mean:

         (X) There shall be no early retirement provision in this Plan.

         ( ) Age [....].

         ( ) Age [....] and [....] Years of Service.


XI.      EMPLOYER AND EMPLOYEE CONTRIBUTIONS

         A.  Types and allocation of Contributions

             1.  Employer Discretionary Contributions




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             ( ) Not permitted.

             (X) Permitted.

                 ( ) An amount fixed by appropriate action of the Employer.

                 ( ) [....]% of Compensation of Participants for the Plan Year
                     (not to exceed 15%).

                 ( ) [....]% of Compensation of Participants for the Plan Year,
                     plus an additional amount fixed by appropriate action of the Employer (in total not to exceed 15%).

             Employer Discretionary Contributions ( ) shall; (X) shall not be integrated with Social Security.

                 If integrated with Social Security:

                 a. ( ) The Permitted Disparity Percentage shall be [....]%.

                 b. ( ) The Permitted Disparity Percentage shall be determined annually by appropriate action of the Employer.

                 c. ( ) The Integration Level shall be:

                        ( ) the Taxable Wage Base.

                        ( ) $____ (a dollar amount less than the Taxable Wage
                            Base).

                        ( ) %____ (not to exceed 100% of the Taxable Wage
                            Base).

                 Note: The Permitted Disparity Percentage cannot exceed the lesser of: (i) the base contribution, or (ii) the greater of 5.7% or the tax rate under Section 3111(a) of the Code attributable to the old age insurance



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                                                                        94-05


                       portion of the Old Age, Survivors and Disability Income provisions of the Social Security Act (as in effect on the first day of the Plan Year). If the Integration Level selected above is other than the Taxable Wage Base ("TWB"), the 5.7% factor in the preceding sentence must be replaced by the applicable percentage determined from the following table.

                       If the Integration Level is:
                                                                The Applicable
                       more than          but not more than     Factor is
                       ---------          -----------------     --------------

                       $0                       X*              5.7%
                       X*                 80% of TWB 4.3%
                       80% of TWB Y**                5.4%

                       *X = the greater of $10,000 or 20% of TWB

                       **Y = any amount more than 80% of TWB, but less than 100% of TWB

                  Allocation of Employer Discretionary Contributions.

                           In order to share in the allocation of Employer Discretionary Contributions (and forfeitures, if forfeitures are reallocated to Participants) an Active Participant:

                           ( ) Need not be employed on the last day of the Plan Year.

                           (X) Must be employed on the last day of the Plan Year, unless the Participant terminates employment on account of:

                                    (X)     Death.

                                    (X)     Disability.

                                    ( )     Attainment of Early Retirement Age.

                                    (X)     Attainment of Normal Retirement Age.



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                                                                        94-05



                                    ( )     Employer approved leave of absence.

                           (X) Must have ( ) 501 Hours of Service; (X) 1,000 Hours of Service (cannot exceed 1,000). (Note: Not applicable if elapsed time method of crediting service is elected.

                  2.       Elective Deferrals

                           ( )      Not permitted.

                           (X)      Permitted.

                           A Participant may elect to have his or her
                           Compensation reduced by:

                           (X)      An amount not in excess of 16% of
                                    Compensation [cannot exceed the dollar
                                    limitation of Section 402(g) of the Code for the calendar year].

                           ( )      An amount not in excess of $[....] of
                                    Compensation [cannot exceed the dollar
                                    limitation of Section 402(g) of the Code for the calendar year].

                           ( )      An amount not to exceed the dollar
                                    limitation of Section 402(g) of the Code for the calendar year.

                           ( ) An amount not in excess of (Note: The percent for the Highly Compensated Employee cannot exceed the percent for the Non-Highly Compensated Employee):

                                                   % of Compensation [cannot
                                            exceed the dollar limitation of
                                            Section 402(g) of the Code for the
                                            calendar year] for each Highly
                                            Compensated Employee; and

                                                   % of Compensation [cannot
                                            exceed the dollar limitation of
                                            Section 402(g) of the Code for the
                                            calendar year] for each Non-Highly
                                            Compensated Employee.



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                           A Participant may elect to commence Elective
                           Deferrals the next pay period following: JANUARY 1, FEBRUARY 1, MARCH 1, APRIL 1, MAY 1, JUNE 1, JULY 1, AUGUST 1, SEPTEMBER 1, OCTOBER 1, NOVEMBER 1, DECEMBER 1 (enter date or period -- at least once each calendar year).

                           A Participant may modify the amount of Elective Deferrals as of JANUARY 1, APRIL 1, JULY 1, AND OCTOBER 1 (enter date or period -- at least once each calendar year).

                           A Participant (X) may; ( ) may not base Elective Deferrals on cash bonuses that, at the Participant's election, may be contributed to the CODA or received by the Participant in cash. Such election shall be effective as of the next pay period following such election or as soon as administratively feasible thereafter.

                           Participants who claim Excess Elective Deferrals for the preceding calendar year must submit their claims in writing to the plan administrator by MARCH 1 (enter date between March 1 and April 15).

                           A Participant ( ) may; (X) may not elect to recharacterize Excess Contributions as Thrift Contributions. (Note: Available only if Thrift Contributions are permitted.)

                           Participants who elect to recharacterize Excess Contributions for the preceding Plan Year as Thrift Contributions must submit their elections in writing to the Committee by [....] (enter date no later than
                           2 1/2 months after close of Plan Year).

                  3.       Thrift Contributions

                           ( )      Not permitted.

                           (X)      Permitted.

                                    Participants shall be permitted to make
                                    Thrift Contributions from 1% (not less than
                                    1) to 10% (not more than 10) of their total aggregate Compensation.



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                                                                        94-05


                                    A Participant may elect to commence Thrift
                                    Contributions the next pay period following
                                    JANUARY 1, FEBRUARY 1, MARCH 1, APRIL 1, MAY
                                    1, JUNE 1, JULY 1, AUGUST 1, SEPTEMBER 1,
                                    OCTOBER 1, NOVEMBER 1, DECEMBER 1 (enter date or period--at least once each calendar year).

                                    The Change Date for a Participant to modify the amount of Thrift Contributions shall be as of JANUARY 1, APRIL 1, JULY 1, AND OCTOBER 1 (enter date or period -- at least once each calendar year).

                  4. Elective Deferrals and Thrift Contributions, combined ("Combined Contributions")

                           (X)      Not Permitted.

                           ( )      Permitted.

                                    A Participant may elect to make Combined
                                    Contributions which do not exceed [....]% of
                                    Compensation. (Note: Elective Deferrals can not exceed the dollar limitation of Section 402(g) of the Code for the calendar year).

                                    A Participant may elect to commence
                                    contributions the next pay period following:
                                    (enter date or period -- at least once each calendar year).

                                    A Participant may modify his amount of
                                    Combined Contributions as of [....] (enter
                                    date or period -- at least once each
                                    calendar year).

                                    A Participant ( ) may; ( ) may not base
                                    Elective Deferrals on cash bonuses that, at
                                    the Participant's election, may be
                                    contributed to the CODA or received by the
                                    Participant in cash. Such election shall be
                                    effective as of the next pay period
                                    following [....] or as soon as
                                    administratively feasible thereafter.

                                                                        94-05



                                    Participants who claim Excess Elective
                                    Deferrals for the preceding calendar year
                                    must submit their claims in writing to the
                                    plan administrator by [....] (enter date
                                    between March 1 and April 15).

                                    A Participant ( ) may; ( ) may not elect to recharacterize Excess Contributions as Thrift Contributions.

                                    Participants who elect to recharacterize
                                    Excess Contributions for the preceding Plan
                                    Year as Thrift Contributions must submit
                                    their elections in writing to the Committee
                                    by [....] (enter date no later than 2 1/2
                                    months after close of the Plan Year).

                  5.       Matching Contributions

                           ()       Not permitted.

                           (X)      Permitted.

                                    ()      The Employer shall or may (in the
                                            event that the Matching Contribution
                                            amount is within the discretion of
                                            the Employer) make Matching
                                            Contributions to the Plan with
                                            respect to (any one or a combination
                                            of the following may be selected):

                                            (X) Elective Deferrals.

                                            ( ) Thrift Contributions.

                                            ( ) Combined Contributions.

                                    Such Matching Contributions will be made on behalf of:

                                            (X) All Participants
                                                who make such contribution(s).

                                            ( ) All Participants who are
                                                Non-Highly Compensated Employees
                                                who make such contribution(s).

                                                                        94-05



                                    The amount of such Matching Contributions made on behalf of each such Participant shall be:

                                    (i)     Elective Deferrals (any one or a
                                            combination of the following may be
                                            selected) -

                                            (X)   An amount or percentage fixed
                                                  by appropriate action of the
                                                  Employer.

                                            ( )   [....]% of the Elective
                                                  Deferrals.

                                            ( )   [....]% of the first [....]%
                                                  of Compensation contributed as
                                                  an Elective Deferral, plus

                                                  [....]% of the next [....]% of
                                                  Compensation contributed as an
                                                  Elective Deferral, plus

                                                  [....]% of the next [....]% of
                                                  Compensation contributed as an
                                                  Elective Deferral.

                                            The Employer shall not match
                                            Elective Deferrals as provided above
                                            in excess of $[....] or in excess of
                                            6% of the Participant's
                                            Compensation.

                                            The Employer shall not match
                                            Elective Deferrals made by the
                                            following class(es) of Employees:
                                            [....]

                                    (ii)    Thrift Contributions (any one or a
                                            combination of the following may be
                                            selected)-

                                            ( )   An amount or percentage fixed
                                                  by appropriate action of the
                                                  Employer.

                                            ( )   $[....] for each dollar of
                                                  Thrift Contributions.

                                            ( )   [....]% of the Thrift
                                                  Contributions.

                                            ( )   [....]% of the first [....]%
                                                  of Compensation contributed,
                                                  plus [....]% of the next
                                                  [....]% of

                                                                        94-05


                                                  Compensation contributed, plus
                                                  [....]% of the remaining
                                                  Compensation contributed.

                                            The Employer shall not match Thrift
                                            Contributions as provided above in
                                            excess of $[....] or in excess of
                                            [....]% of the Participant's
                                            Compensation.

                                            The Employer shall not match Thrift
                                            Contributions made by the following
                                            class(es) of Employees: [...]

                                    (iii)   Combined Contributions (any one or a
                                            combination of the following may be
                                            selected).

                                            ( )   An amount fixed by
                                                  appropriate action of the
                                                  Employer.

                                            ( )   [....]% of Combined
                                                  Contributions.

                                            ( )   [....]% of Elective Deferrals,
                                                  plus [....]% of Thrift
                                                  contributions.

                                            ( )   [....]% of the first [....]%
                                                  of Compensation contributed,
                                                  plus [....]% of the next
                                                  [....]% of Compensation
                                                  contributed, plus [....]% of
                                                  the remaining Compensation
                                                  contributed.

                                    The Employer shall not match Combined
                                    Contributions as provided above in excess of
                                    $[....] or in excess of [....]% of the
                                    Participant's Compensation.

                                    The Employer shall not match Combined
                                    Contributions made by the following
                                    class(es) of Employees: [....]

                           Matching Contributions shall be made each:

                                    (X)  Payroll period.

                                    ( )  Month.

                                    ( )  Quarter.

                                                                        94-05


                                   ( )  Plan Year.

                           Allocation of Matching Contributions --

                           In order to share in the allocation of Matching Contributions (and forfeitures, if forfeitures are reallocated to participants) a Participant:

                                   ( )  Must be employed on the last day of the
                                        payroll period.

                                   ( )  Must be employed on the last day of the
                                        Month.

                                   ( )  Must be employed on the last day of the
                                        Quarter.

                                   ( )  Must be employed on the last day of the
                                        Plan Year.

                                   unless the Participant terminates employment on account of:

                                        ( )  Death.

                                        ( )  Disability.

                                        ( )  Attainment of Early Retirement Age.

                                        ( )  Attainment of Normal Retirement
                                             Age.

                                        ( )  Employer approved leave of absence.

                                   ( )  Must have ( ) 501 Hours of Service; ( )
                                        [....] Hours of Service (cannot exceed
                                        1,000). Note: Not applicable if elapsed
                                        time method of crediting service is
                                        elected.

                  6.       Qualified Matching Contributions

                                   ( )  Not permitted.

                                   (X)  Permitted.

                                                                        94-05



                                    (X) The Employer shall or may (in the event
                                        that the Qualified Matching Contribution amount is within the discretion of the Employer) make Qualified Matching Contributions.

                           Qualified Matching Contributions will be made on behalf of:

                           (X)      All Participants who make Elective
                                    Deferrals.

                           ( )      All Participants who are Non-Highly
                                    Compensated Employees and who make Elective
                                    Deferrals.

                           The amount of such Qualified Matching Contributions made on behalf of each Participant shall be (any one or a combination of the following may be selected):

                           (X) An amount or percentage fixed by appropriate action by the Employer.

                           ( )      [....]% of the Elective Deferrals.

                       The Employer shall not match Elective Deferrals as
                       provided above in excess of $[....] or in excess of 6% of
                       the Participant's Compensation.

                  7.   Qualified Nonelective Contributions

                       ( )     Not permitted.

                       (X) The Employer shall have the discretion to contribute Qualified Nonelective Contributions for any Plan Year in an amount to be determined each year by the Employer.

                               Qualified Nonelective Contributions will be made on behalf of (select as appropriate):

                               ( )   All Eligible Employees.

                               ( )   All Participants who make Elective
                                     Deferrals.

                                                                        94-05



                               ( )  All Participants who are Non-Highly
                                    Compensated Employees and who make Elective
                                    Deferrals.

                               ( )  All Participants who are Non-Highly
                                    Compensated Employees.

                               ( )  All Non-Key Employees.

                               (X) Each Participant who made Elective Deferrals during any one quarter of the Plan Year shall be eligible to share in the allocation of the Qualified Nonelective Contributions. Notwithstanding the second paragraph of
                                    Section 4.4(5)(a), Qualified Nonelective
                                    Contributions shall be allocated pro rata among eligible participants based on the number of quarters during the Plan Year that each Participant made Elective Deferrals.

         B. Forfeitures (Do not complete if 100% immediate vesting is elected).

            Forfeitures of Employer Discretionary Contributions, Matching Contributions or Excess Aggregate Contributions shall be:

            ( ) Allocated to participants in the manner provided in Sections 4.2 and 4.7(d)(2) of the Plan.

            ( ) Used to reduce:

                ( )  any future Employer contributions.

                ( )  Plan expenses.

         C. Contributions Not Limited by Net Profits

            Indicate for each type of Employer contribution allowed under the Plan whether such contributions are to be limited to Net Profits of the Employer for the taxable year of the Employer ending with or within the Plan Year:

                ( )  Yes  (X)  No  Employer Discretionary Contributions

                                                                          94-05



                           ( )   Yes (X)  No  Elective Deferrals

                           ( )   Yes (X)  No  Qualified Nonelective
                                              Contributions

                           ( )   Yes (X)  No  Matching Contributions

                           ( )   Yes (X)  No  Qualified Matching Contributions.


XII.     DISTRIBUTIONS AND IN-SERVICE WITHDRAWALS

         A. Accounts shall be distributable upon a Participant's separation from service, death, or Total and Permanent Disability, and, in addition:

                  (X) Termination of the Plan without establishment or maintenance of a successor plan.

                  (X) The disposition to an entity that is not an Affiliated Employer of substantially all of the assets used by the Employer in a trade or business, but only if the Employer continues to maintain the Plan and only with respect to participants who continue employment with the acquiring corporation.

                  (X)      Upon attainment of the Plan's Normal Retirement Age.

                  (X) The disposition to an entity that is not an Affiliated Employer of the Employer's interest in a subsidiary, but only if the Employer continues to maintain the Plan and only with respect to Participants who continue employment with such subsidiary.

                  ( ) Vested portion of Employer Discretionary Contributions on account of a Participant's financial hardship to the extent permitted by Section 4.9 of the Plan.

                  ( ) Vested portion of Employer Matching Contributions on account of a Participant's financial hardship to the extent permitted by Section 4.9 of the Plan.

                                                                        94-05



         B. In addition to A above, Elective Deferrals, Qualified Nonelective Contributions and Qualified Matching Contributions (as applicable) and income allocable to such amounts shall be distributable:

                  (X)      Upon the Participant's attainment of age 59 1/2.

                  (X) On account of a Participant's financial hardship, to the extent permitted by Section 4.9 of the Plan (Elective Deferrals Only).

         C. In-service withdrawals from a Participant's: ( ) Employer Discretionary Contribution Account; (X) Matching Contribution Account; (X) Transfer Account, if any (X) shall; ( ) shall not be permitted upon the attainment of age 59 1/2. (Permitted only if the Plan is not integrated with Social Security and a Participant's Employer Discretionary Contribution Account and Matching Contribution Accounts are 100% vested at time of distribution.)

         D. Distribution of benefits upon separation of service, retirement or death of a Participant ( ) shall; (X) shall not be subject to the Automatic Annuity rules of Section 8.2 of the Plan.

         E. (Complete only if the Plan is not subject to the Automatic Annuity rules of Section 8.2.) Check the appropriate optional forms of benefit that shall be available under the Plan (if left blank, the provisions of Section 8.6(a) of this Plan shall apply):

                           [X]      Single lump sum payment.

                           [ ]      Installment payments pursuant to Section 8.6
                                    (a) of the Plan.

         F. The following optional forms of benefit shall be available in addition to the optional forms of benefit available under
                  Section 8.6 of the Plan (Note: If the Plan is not subject to the Automatic Annuity rules of Section 8.2 and the Participant is permitted to select an annuity as an optional form of benefit, then the Automatic Annuity rules of Section 8.2 shall apply to such participant):

                  -----------------------------------------------------------

                  [Note: If the Plan is an amendment and restatement of an existing Plan, optional forms of benefit protected under
                  Section 411(d)(6) of the Code

                                                                        94-05


                  may not be eliminated, unless permitted by IRS Regulations Sections 1.401(a)-(4) and 1.411(d)-4].


XIII.    VESTING SERVICE

         In order to be credited with a year of Service for vesting purposes, a
         Participant shall complete [....] (not to exceed 1,000) Hours of
         Service. (Not applicable if elapsed time method of crediting service for vesting purposes is elected).

         Note: In the case of Employees in the Maritime Industry, for purposes of a year of Service, refer to Section 1.56 of the Plan.


XIV.     VESTING SERVICE - EXCLUSIONS

         All of an Employee's years of Service with the Employer shall be counted to determine the vested interest of such Employee except:

         ( )     Years of Service before age 18.

         ( ) Years of Service before the Employer maintained this Plan or a predecessor plan.

         ( ) Years of Service before the effective date of ERISA if such Service would have been disregarded under the Service Break rules of the prior plan in effect from time to time before such date. For this purpose, Service Break rules are rules which result in the loss of prior vesting or benefit accruals, or deny an Employee's eligibility to participate by reason of separation or failure to complete a required period of Service within a specified period of time.



XV.      VESTING SCHEDULES

         The vested interest of each Employee (who has an Hour of Service on or after January 1, 1989) in his Employer-derived account balance shall be determined on the basis of the following schedules:

                                                                        94-05



         A.  Employer Discretionary Contributions.

                  (X) 100% immediately vested. [Note: Mandatory if more than 1 Eligibility Year of Service is required.]

                  ( )      100% immediately vested after [....] (not to exceed
                           5) years of Service.

                  ( )      [....]% (not less than 20%) vested for each year of
                           Service, beginning with the [....] (not more than the
                           3rd) year of Service until 100% vested.

                  ( )      Other: [....] (Must be at least as favorable as any
                           one of the above 3 options).

                           AND

                  ( ) Effective Date Vesting. Each Employee who is a Participant on the Effective Date shall be 100% immediately vested.

         B.       Matching Contributions.

                  (X) 100% immediately vested. [Note: Mandatory if more than 1 Eligibility Year of Service is required.]

                  ( )      100% immediately vested after [....] (not to exceed
                           5) years of Service.

                  ( )      [....]% (not less than 20%) vested for each year of
                           Service, beginning with the [....] (not more than the
                           3rd) year of Service until 100% vested.

                  ( )      Other: [....] (Must be at least as favorable as any
                           one of the above 3 options).

                           AND

                  ( ) Effective Date Vesting. Each Employee who is a Participant on the Effective Date shall be 100% immediately vested.

                                                                        94-05



         C.       Top Heavy Minimum Vesting Schedules.

                  One of the following schedules will be used for years when the Plan is or is deemed to be Top-Heavy.

                  (X) 100% immediately vested after 0 (not to exceed 3) years of Service.

                  ( )      20% vested after 2 years of Service, plus [....]%
                           vested (not less than 20%) for each additional year of Service until 100% vested.

                  ( )      Other: [....] (Note: must be at least as favorable as
                           either of the two schedules in this Section C).

                  If the vesting schedule under the Plan shifts in or out of the Minimum Schedule above for any Plan Year because of the Plan's Top-Heavy status, such shift is an amendment to the vesting schedule and the election in Section 7.3 of the Plan applies.


XVI.     LIFE INSURANCE

         Life insurance ( ) shall; (X) shall not be a permissible investment.


XVII.    LOANS

         Loans (X) shall; ( ) shall not be permitted.


XVIII.  TOP-HEAVY PROVISIONS

         A.  Top Heavy Status

                  ( ) The provisions of Article XIII of the Plan shall always apply.

                  (X) The provisions of Article XIII of the Plan shall only apply in Plan Years after 1983, during which the Plan is or becomes Top-Heavy.

         B.  Minimum Allocations

                                                                        94-05



                  If a Participant in this Plan who is a Non-Key Employee is covered under another qualified plan maintained by the Employer, the minimum Top Heavy allocation or benefit required under Section 416 of the Code shall be provided to such Non-key Employee under:

                           ( )      this Plan.

                           ( ) the Employer's other qualified defined contribution plan.

                           (X) the Employer's qualified defined benefit plan.

         C.  Determination of Present Value

                  If the Employer maintains a defined benefit plan in addition to this Plan, and such plan fails to specify the interest rate an mortality table to be used for purposes of establishing present value to compute the Top-Heavy Ratio, then the following assumptions shall be used:

                           Interest Rate: 5%

                           Mortality Table: UP - 1984


XIX.     LIMITATION ON ALLOCATIONS

                  If the adopting Employer maintains or has ever maintained another qualified plan in which any Participant in this Plan is (or was) a Participant or could possibly become a Participant, the adopting Employer must complete this Section. The Employer must also complete this Section if it maintains a welfare benefit fund, as defined in Section 419(e) of the Code, or an individual medical account, as defined in Section 415(l)(2) of the Code, under which amounts are treated as Annual Additions with respect to any Participant in the Plan.

                  (a) If the Participant is covered under another qualified defined contribution plan maintained by the Employer, other than a Master or Prototype Plan, Annual Additions for any Limitation Year shall be limited to comply with Section 415(c) of the Code:

                                                                        94-05



                           ( ) in accordance with Sections 6.4(e) - (j) as though the other plan were a Master or Prototype Plan.

                           (X) by freezing or reducing Annual Additions in the other qualified defined contribution plan.

                           ( )      other:____________________________________
                                    __________________________________________

                  (b) If a Participant is or has ever been a Participant in a qualified defined benefit plan maintained by the Employer, the "1.0" aggregate limitation of Section 415(e) of the Code shall be satisfied by:

                           ( ) freezing or reducing the rate of benefit accrual under the qualified defined benefit plan.

                           (X) freezing or reducing the Annual Additions under this Plan (or, if the Employer maintains more than one qualified defined contribution plan, as indicated in (a) above).

                           ( )      other:____________________________________


XX.      INVESTMENTS

         (X) Participants (X) shall; ( ) shall not be permitted to direct the investment of their Accounts in the investment options selected by the Employer or the Committee.

         ( ) Investment of participant Accounts shall be directed consistent with rules and procedures established by the Committee. Such rules shall be applied to all Participants in a uniform and nondiscriminatory basis.


XXI.     TRANSFERS

         Transfers pursuant to Section 10.3 of the Plan (X) shall; ( ) shall not be permitted.

         If permitted, indicate additional prior plan provisions, if applicable:
         [....].

                                                                        94-05



         A PARTICIPANT WHO HAS A TRANSFER ACCOUNT IN THIS PLAN THAT ORIGINATED FROM THE KUHLMAN ELECTRIC CORPORATION EMPLOYEES' STOCK PURCHASE PLAN MAY (I) WITHDRAW AT ANY TIME ANY PORTION OF SUCH TRANSFER ACCOUNT THAT CONSISTS OF AFTER-TAX CONTRIBUTIONS; AND (II) WITHDRAW ONCE A YEAR THE PORTION OF SUCH TRANSFER ACCOUNT THAT CONSISTS OF MATCHING CONTRIBUTIONS AND EARNINGS EXCLUSIVE OF MATCHING CORPORATIONS THAT WERE MADE WITHIN THE TWO YEARS IMMEDIATELY PRECEDING THE DATE THE TRANSFER ACCOUNT WAS ESTABLISHED.


XXII.    ROLLOVERS

         Rollovers pursuant to Section 10.3 of the Plan (X) shall; ( ) shall not be permitted.


XXIII.   EMPLOYER REPRESENTATIONS

         The Employer hereby represents that:

                  a. It is aware of, and agrees to be bound by, the terms of the Plan.

                  b. It understands that the Sponsor will not furnish legal or tax advice in connection with the adoption or operation of the Plan and has consulted legal and tax counsel to the extent necessary.

                  c. The failure to properly fill out this Adoption Agreement may result in disqualification of the Plan.

                                                                        94-05


         IN WITNESS WHEREOF, the Employer and the Trustee have executed this instrument the ___ day of _____, 19__. If applicable, the appropriate corporate seal has been affixed and attested to.


                                  KUHLMAN ELECTRIC CORPORATION
                                  ----------------------------
                                  Name of Business Entity

                                  --------------------------------
                                  Signature(Sole Proprietors only)

                                  By:
                                     ------------------------------------------
                                  Name and Title (Corporations or Partnerships)

         ATTEST:


         -----------------------------
         Secretary (Corporations only)

         SEAL:

                            THE DREYFUS TRUST COMPANY
                            -------------------------
                            Name(s) of Trustee(s)


                            ------------------------------
                            Signature (Individual Trustee)


                            ------------------------------
                            Signature (Individual Trustee)

                            By:
                               -----------------------------------
                            Name and Title (Corporate Trustee only)